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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 2001, except as to the information presented under the heading "Restatement" in Note A, which is as of January 24, 2002, relating to the financial statements of Advanced Magnetics, Inc., which appears in Advanced Magnetics, Inc.'s Annual Report on Form 10-K, as amended, for the year ended September 30, 2001.


/S/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
PricewaterhouseCoopers LLP
February 6, 2002